UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 26, 2009
000-51562
Commission file number
AMERICAN COMMERCIAL LINES INC.
(Exact name of registrant as specified in its charter)

Delaware	75-3177794

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1701 E. Market Street, Jeffersonville, Indiana	47130
(Address of principal executive offices)	(Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
As previously reported, on May 11, 2009, the Board of Directors of American Commercial Lines Inc. (the “Company”) declared a one-for-four reverse split (the “Reverse Stock Split”) of the Company’s outstanding shares of common stock to be effective for holders of record at the close of business on May 25, 2009. The Company filed a certificate of amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware that (i) effects the Reverse Stock Split and (ii) decreases the total number of authorized shares from one hundred thirty million (130,000,000) shares, consisting of one hundred twenty-five million (125,000,000) shares of common stock having a par value of $0.01 per share and five million (5,000,000) shares of preferred stock having no par value to fifty-five million (55,000,000) shares, consisting of fifty million (50,000,000) shares of common stock having a par value of $0.01 per share and five million (5,000,000) shares of preferred stock having no par value. Pursuant to and upon the effectiveness of the Certificate of Amendment at 7:00 a.m., Eastern Daylight Savings Time, on May 26, 2009, each four shares of common stock, par value $0.01 per share, of the Company issued and outstanding at the time of such effectiveness were reclassified and combined into one share of common stock, par value $0.01 per share, of the Company.
A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.
ITEM 8.01 OTHER EVENTS.
The Company issued a press release on May 26, 2009 announcing the effectiveness on that date of the Reverse Stock Split discussed under Item 5.03 of this report. The press release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description

Exhibit 3.1	Certificate of Amendment to Certificate of Incorporation of American Commercial Lines Inc.

Exhibit 99.1	Press release, dated May 26, 2009, issued by American Commercial Lines Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN COMMERCIAL LINES INC. (REGISTRANT)
Date: May 26, 2009	By:	/s/ Dawn R. Landry
Dawn R. Landry
Senior Vice President General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit 3.1	Certificate of Amendment to Certificate of Incorporation of American Commercial Lines Inc.

Exhibit 99.1	Press release, dated May 26, 2009, issued by American Commercial Lines Inc.